UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
January 5, 2007
Date of Report (Date of earliest event reported)
MEDWAVE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-28010 (IRS Employer (Commission File No.)	41-1493458 Identification No.)

4382 Round Lake Road West, Arden Hills, MN 55112
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code:
(651) 639-1227
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
     On January 5, 2007, Medwave, Inc. received a Nasdaq Staff Deficiency Letter (the “Deficiency Letter”) from The Nasdaq Stock Market’s Listing Qualifications department (the “Staff”), notifying us that the closing price per share of our common stock was below the $1.00 minimum bid price requirement for 30 consecutive trading days and that, as a result, we no longer meet The Nasdaq Capital Market’s minimum bid price requirement for continued listing set forth in Marketplace Rule 4310(c)(4) (the “Rule”). The Deficiency Letter also stated that, in accordance with Marketplace Rule 4310(c)(8)(D), we will be provided 180 calendar days, or until July 5, 2007, to regain compliance with the Rule. If at any time before July 5, 2007, the bid price of our common stock closes at or above $1.00 per share for a minimum of ten consecutive business days, subject to Marketplace Rule 4310(c)(8)(E), we will be provided written notice that our common stock again complies with the Rule.
     If compliance with the Rule cannot be demonstrated by July 5, 2007, the Staff will determine whether our common stock meets The Nasdaq Capital Market’s initial listing criteria set forth in Marketplace Rule 4310(c), except for the bid price requirement. If our common stock meets the initial listing criteria, we will be given notice that we have been granted an additional 180 calendar-day period to comply with the Rule. If it is determined that our common stock is not eligible for this additional compliance period, we will be given notice that our common stock will be delisted from The Nasdaq Capital Market. At that time, we may appeal to a Listing Qualifications Panel the Staff’s determination to delist our common stock.
     Our management and Board of Directors are considering various alternatives to address this issue. A copy of the press release announcing our receipt of the Deficiency Letter is attached hereto as Exhibit 99.1.
Item 8.01 Other Events
     As previously announced, many users of our recently launched Primo hand-held monitors have encountered difficulty in the proper placement of the Primo’s sensor on the wrist which has resulted in inconsistent performance. As a result, we will discontinue selling the Primo. In conjunction with this discontinuance, we will write-off our entire existing inventory of Primo hand-held monitors and the manufacturing equipment used for their production.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Title
99.1	Press Release dated January 8, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEDWAVE, INC.
/s/ Frank Katarow
Date: January 8, 2007	By: Frank Katarow
Chief Executive Officer (interim)